UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2010

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

0-21898

(Commission File Number)

Delaware	46-0408024
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

201 South Lake Avenue, Suite 703, Pasadena, CA 91101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 16, 2010, Arrowhead Research Corporation (the “Company”) received notification from the NASDAQ Stock Market indicating that the Company will have an additional 180-day grace period, until September 13, 2010, to regain compliance with NASDAQ’s $1.00 minimum bid requirement. In accordance with NASDAQ Marketplace Rule 5810(c)(3)(A), the Company is eligible for the additional grace period because it meets the initial listing requirements for the NASDAQ Capital Market except for the bid price. The notification indicated that the Company did not regain compliance during the initial 180-day grace period provided under the rule. The Company’s common stock will continue to trade on the NASDAQ Capital Market during the 180-day period.

The Company can regain compliance by maintaining a minimum closing bid price of $1.00 per share for 10 consecutive business days. If Arrowhead does not meet the minimum bid requirement during the 180-day grace period, NASDAQ will provide written notification to the Company that its common stock will be subject to delisting. At that time, the Company can ask NASDAQ for a hearing to present a plan to regain compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2010

ARROWHEAD RESEARCH CORPORATION

By:	/s/ KENNETH A. MYSZKOWSKI
Kenneth A. Myszkowski
Chief Financial Officer